EX-23.2

                           MICHAEL JOHNSON & CO., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237
                             Telephone 303/796/0099
                                Fax 303/796/0137


Securities and Exchange Commision
450 5th Street, N.W.
Washington, D.C. 20549

Re: VSAT.NET, INC.
    Commission File # 000-32223

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of VSAT.Net, Inc. dated April 29, 2002.




                                      /s/ Michael Johnson & Co., LLC
                                        ---------------------------------------
                                          Michael Johnson & Co., LLC

Denver, Colorado
April 29, 2002